Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Codorus Valley Bancorp, Inc.
York, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2013, relating to the consolidated financial statements of Codorus Valley Bancorp, Inc., appearing in Codorus Valley Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

Lancaster, Pennsylvania

November 21, 2013